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                                                                    EXHIBIT 10.1


                         COMPENSATION PLAN AND AGREEMENT


      This Agreement is made as of the 31 day of May, 1995, by BoxHill Systems Corp., a New York Corporation, with offices at 161 Sixth Avenue, New York, N.Y. 10003 ("BH") and Philip Black, individually, residing at 2201 McKain Street, Calabasas, California 91302 ("Black").

      BH and BLACK each recognize that:

            BH is in the business of providing a variety of unique products and services to its clients; and BLACK is an individual with unique executive management capabilities;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set out below, and as an integral part of the terms of BLACK'S employment with BH, BLACK and BH, intending to be legally bond, agree as follows:

I. POSITION & APPLICATION OF AGREEMENT

      BLACK is hired by BH, subject to the terms and conditions of this Agreement, as the Chief Executive Officer ("CEO") of BH.

      BLACK is an Employee At Will of BH and BLACK'S employment with BH may be terminated by BLACK or BH in accordance with the provisions hereof.

      BLACK'S position may be changed by BH, at its option, from time to time, upon 30 days prior written notice to BLACK. Any change of position of BLACK initiated by BH and not voluntarily accepted by BLACK, shall be treated as a termination of BLACK for convenience and without "Cause" by BH, as provided for by the termination provisions of this Agreement.

      BLACK shall devote his full time and attention to his position with BH.
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      BLACK shall observe all applicable laws, regulations and rules in the performance of this Agreement.

      BLACK shall work as at the direction of the Board of Directors of BH. BLACK shall also work at the direction of the Management Committee of BH of which he will be a member, along with the President and Secretary of BH.

      BLACK will perform such work, as is consistent and commensurate with BLACK'S position and will make all best efforts to properly discharge all of BLACK'S performance obligations under this Agreement.

      BLACK may be requested by BH, at the sole option of the Board of Directors and Shareholders of BH, to serve as a member of the Board of Directors of BH. In the event BH makes such request, BLACK agrees to accept such appointment and any service by BLACK as a member of the Board of Director of BH, shall be without additional compensation.

      BLACK understands that BH does not now maintain and no commitment is made by BH that it will in the future maintain, any Officer or Director liability insurance.

      BLACK agrees that this Agreement applies to the entire term of his employment with BH as to past, current and future employment, regardless of changes in position, work locations or otherwise.

      BH's entire obligation and liability to BLACK is established by this Agreement.

      BLACK understands that certain provisions of this Agreement will continue to apply to

BLACK and will continue to bind BLACK following the expiration, termination or cancellation of this Agreement, for any reason whatsoever.

II. WARRANTS & REPRESENTATIONS OF BLACK


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      BLACK warrants and represents to BH that he has fully disclosed to BH all information which would influence BH's decision to enter into this Agreement with BLACK and BLACK is not subject to any claims, actions, proceedings, obligations, or liabilities which BLACK has not fully disclosed to BH.

      BLACK warrants and represents to BH that he has fully investigated and explored the opportunities and risks presented by this Agreement and that he is not entering into this Agreement on the basis of any promise or commitment not expressly set forth herein.

      BLACK warrants and represents to BH that he fully understands and agrees that BH may enter into understandings and agreements with other parties which may be the same, similar, or different from those as established hereby and nothing in this Agreement or otherwise shall restrict BH from entering into such understandings or agreements.

      BLACK warrants and represents to BH that he is free to enter into this Agreement and that he is not subject to any restrictions or limitations of any form, irrespective of whether such restrictions may or may not have been enforced, affecting, the formation or performance of this Agreement.

III. RESTRICTIONS ON BLACK

      The following restrictions apply to BLACK while this Agreement is in effect, in addition to the other provisions hereof.

      BLACK may not offer, promise, give, assign, or pay any portion or all of his compensation to any other individual or entity without the prior approval of BH.

      BLACK shall not make any material and substantial commitments as to the products, services of BH or the personnel of BH or any other aspects of BH'S business, without obtaining


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the prior approval for such commitments from the Management Committee of BH or the Board of Directors of BH. For purposes of the foregoing, material and substantial shall mean, extra ordinary, exceeding any regular, routine or necessary commitments in the day to day operations of the business of BH.

      While this Agreement is in effect, BLACK shall not, without the written consent of the Board of Directors of BH, participate, directly or indirectly, in any business activity, including, any business activity that is competitive with or otherwise relates to the current or contemplated business of BH, as may be reasonably known to it, including but not limited to, the business of development, sale, licensing, promotion, utilization, exploitation of, or other dealing in, or with, computer hardware, computer software, data services, information processing systems and consulting services, or other computer based services or products or any other products or services sold or offered by BH.

      BLACK agrees that BLACK is subject to a code of ethical conduct and all applicable laws, regulations and rules and shall perform the work under this Agreement in accordance with all applicable laws, regulations and rules and ethical standards.

IV. COMPENSATION & TAXES

      Compensation shall be payable by BH to BLACK, as described in Attachment
A.

      BLACK shall only be entitled to compensation for and during the time in which this Agreement is in effect, except as otherwise expressly provided for herein.

      BLACK is responsible for all taxes, duties, or similar charges arising out of compensation paid by BH to BLACK under this Agreement, or any other benefits provided by BH to BLACK under this Agreement, including, the grant by BH to BLACK of any BH stock or stock options of


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BH.

V. INTELLECTUAL PROPERTY RIGHTS

      BLACK does hereby assign and grant to BH the entire right, title and interest of BLACK, in and to, any work BLACK furnishes or produces or which results from this Agreement (whether or not copyrightable or patentable) irrespective if such work is conceived or first actually reduced to practice in the course of performance of this Agreement.

      BLACK does hereby assign and grant to BH the entire right, title and interest of BLACK in and to all ideas, concepts, know-how, inventions, improvements, discoveries or other intellectual property, (whether or not copyrightable or patentable), conceived or first actually reduced to practice in the course of performance of this Agreement, or previously conceived and reduced to practice which is incorporated by BLACK in the work or which are necessary to utilize the work covered by this Agreement.

      BLACK will, without charge to BH and at BH'S request execute such documents and instruments, including, but not limited to, an assignment of title, to reflect the foregoing.

VI. CONFIDENTIALITY

      BLACK expressly covenants and agrees that he will not at any time, whether during the term of employment hereunder or thereafter, reveal or disclose to any firm, person, or entity, nor permit to be revealed or disclosed, any information or data concerning BH'S or its clients, suppliers, employees, subcontracts, products, services, business and finances, or use any such information, except, as expressly authorized, in advance and in writing, by BH'S Board of Directors. Without limitation to the above, BLACK specifically acknowledges and agrees that information and data regarding computer hardware, computer software programs, systems


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developed or improved by BH personnel, the identity of BH'S actual and potential clients and client representatives and contacts, the nature of the products or services provided by BH and the prices charged therefore, the identities of BH'S actual and prospective employees, suppliers and subcontractors, and the specific skills possessed by BH'S actual and prospective employees, suppliers and subcontractors are to be treated as confidential and proprietary, and that such information and data constitute BH trade secrets.

      Upon termination, BLACK agrees not to, directly or indirectly, use for any purposes whatsoever such information and data and that BLACK will continue to keep such information and data confidential and shall not disclose or reveal such to any other party.

      Upon termination, BLACK agrees to promptly deliver to BH all materials or property in his possession belonging to BH, or its clients, suppliers and subcontractors, and any and all copies thereof, including, but not limited to, any and all originals and copies of sales information, files and reports, telephone directories, reports, manuals, procedures, visual aids, customer lists, correspondence and any other material and property relating to the business of BH, or its clients, suppliers and subcontractors in the custody of BLACK.

      BLACK shall not divulge or furnish to BH or any other party with whom BLACK may be in contact with as a result of this Agreement, any information or data which BLACK does not have the right to divulge or furnish and BLACK shall not infringe upon any property right of BH or any third party in the performance of this Agreement.

VII. TERMINATION

      BH may terminate this Agreement and BLACK'S employment hereunder for "Cause", arising from BLACK'S substantial and material breach of this Agreement or any other reason


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constituting "Cause" as established by applicable law, upon written notice to
BLACK.

      BLACK may terminate this Agreement and BLACK'S employment hereunder, for "Cause", upon written notice to BH, arising from BH'S substantial and material breach of this Agreement. The only manner in which BH may substantially and materially breach this Agreement is by its failure to make payment to BLACK of compensation, as established by this Agreement, as properly payable to BLACK. This Agreement is not otherwise subject to termination for "Cause" by BLACK.

      BH may terminate this Agreement and BLACK'S employment hereunder, for convenience and without "Cause", at any time, upon 30 days prior written notice to BLACK.

      BLACK may terminate this Agreement and BLACK'S employment hereunder, for convenience and without "Cause", at any time, upon 30 days prior written notice to the BH.

      In the event of termination of BLACK by BH for "Cause" as provided for above or if BLACK terminates this Agreement for convenience and without "Cause", BLACK shall only be entitled to compensation actually paid by BH to BLACK, as of the date of the notice of such termination.

      In the event of termination by BLACK for "Cause" as provided for above or if BH terminates this Agreement for convenience and without "Cause", provided BLACK observes all the other provisions of this Agreement, including, the confidentiality, non-interference and non-competition provisions of this Agreement, BLACK shall be entitled to compensation accrued by BLACK to the effective date of termination. Accrued compensation equals compensation actually paid to BLACK, as of the date of the notice of such termination plus compensation to the effective date of termination plus 1 year severance compensation equal to BLACK'S annual


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salary and bonus for the calendar year prior to termination, not to exceed in any event $600,000.00 in total, which severance compensation is payable over the year subsequent to the effective date of termination in the same manner as salary is paid.

      BLACK shall not be entitled to any other compensation from BH, except as expressly set forth in this Agreement.

VIII. NON-COMPETITION

      In the event that BLACK'S employment with BH shall be terminated at any time and for any reason, whether by BH or BLACK, or otherwise, BLACK agrees that he will not, without the prior written consent of BH, for a period of 1 year after the date of such termination, directly or indirectly, on his own behalf, on behalf of any other person, or on behalf of or as a partner, shareholder, officer, director, employee, agent, consultant or trustee of any entity, or otherwise, engage in any business or activity in direct or indirect competition with BH, or with any parent, subsidiary, affiliate or successor of BH, in the State of New York, and/or any other State or Country, in which BH is doing business on the date of the termination of BLACK'S employment, which business or activity in direct or indirect competition with BH shall mean:

      (i) providing to any of the active clients of BH, as hereinafter defined, products or services similar to or competitive with the products or services available from BH during any part of the 1 year after termination of BLACK'S employment, or soliciting or attempting to solicit any active client of BH for the purpose of providing such products or service to it. For purposes hereof, active clients shall mean those persons or entities for which BH sold or leased any product, performed any service during the 1 year period immediately preceding the termination of BLACK'S employment;


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      (ii) directly or indirectly contacting, or providing products or services similar to or competitive with the products or services available from BH during any part of the 1 year after termination of BLACK'S employment to any past or prospective client of BH with whom he had any dealings during the 1 year period immediately prior to the effective date of the termination of his employment, regardless or whether such past or prospective clients are or were "active" as defined above.

      (iii) hire, subcontract, employ or engage, or solicit, contact or communicate with for the purpose of hiring, employing, subcontracting or engaging, any person or entity which was a current or prospective employee, supplier or subcontractor of BH, at the time of the termination of BLACK'S employment or at any time within the 1 year period immediately preceding such termination, for the purpose of performing the same or similar services that such person was performing for BH during any part of the 1 year after termination of BLACK'S employment. For purposes of the above, current is defined as any party with whom BH had an agreement or understanding in effect, as of the date of termination and prospective is defined as any party to whom BLACK had contact with or knowledge of prior to the date of termination.

      BH and BLACK agree that the period of time and geographical area specified above are reasonable in view of the nature of the business in which BH is engaged and proposes to engage and BLACK'S knowledge of its business. However, if any of such periods or such area should be judged unreasonable in any judicial proceedings, then such period of time shall be reduced by elimination of such portion thereof, or both, as are deemed unreasonable, so that this covenant


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may be enforced in such area and during such period of time as is adjudged to be reasonable.

      The parties recognize that a remedy at law for a breach of this section will not be adequate, and for its protection, BH shall have the right to obtain, in addition to any other relief and remedies available to it, injunctive relief, whether mandatory or restraining, to enforce the provisions of this section. In the event that the provisions of this section are violated and BH obtains a preliminary or permanent injunction, the duration of the limitations embodied in this section shall be extended to 1 year from the effective date of such injunction, less any period between the termination of BLACK'S employment hereunder and the effective date of such injunction during which BLACK proves that he was not in violation of the provisions of this section, it being the intention of this section to ensure that BH shall enjoy one full year of actual freedom from competition from BLACK.

IX. INDEMNIFICATION

      BLACK will indemnify and hold BH harmless from any loss, liability, cost, damage or expense which BH may sustain, including reasonable attorneys' fees incurred by BH, arising out of, related to or due to: (i) a breach by BLACK of this Agreement, including any covenant, representation or warranty made by BLACK in this Agreement or (ii) the non-performance by BLACK of any obligation he may have under this Agreement.

      Provided BLACK fulfills his obligations under this Agreement to BH, BH will hold BLACK harmless from any loss, liability, cost, damage or expense which BLACK may sustain, including reasonable attorneys' fees incurred by BLACK, as to any claims by a third party, relating to the proper performance of his duties for BH, under this Agreement. The foregoing shall not apply in the event any claims by a third party arise and BLACK has been or is


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discharged for "Cause" and such discharge for "Cause" is held, at any time, in arbitration or by a court of competence jurisdiction, to be in violation of this Agreement.

X. SEVERABILITY

      If any of the provisions of this Agreement, or the application of any term or provision to any persons or circumstances is invalid or unenforceable to any extent, then the remainder of this Agreement or the application of the term or provision to persons or circumstances, other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the extent permitted by law.

XI. ASSIGNMENT AND SURVIVAL

      The rights and obligations of the parties created while this Agreement is in effect shall survive after the termination of this Agreement and shall inure to the benefit of and be binding upon the successors and assigns of each party.

      BLACK may not assign this Agreement or subcontract the work under this Agreement. BH may assign this Agreement upon written notice to BLACK.

XII. WAIVER OF BREACH

      The waiver by either party of any breach of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach. No course of dealing nor any delay on the part of either party in exercising or enforcing their rights under this Agreement shall operate as a waiver of such rights.

XIII. ENTIRE AGREEMENT & MODIFICATION

      This Agreement contains the entire Agreement of the parties and supersedes all prior Agreements or understandings pertaining to the subject matter hereof whether written or oral.


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      BH at its sole discretion may change any portion of this Agreement, including Attachment A, by providing 30 days prior written notice to the BLACK. Unless such written notice otherwise states a date for the change to occur, the change will become effective immediately on the 30th day after such notice is given. Any change of this Agreement initiated by BH and not voluntarily accepted by BLACK, shall be treated as a termination of BLACK for convenience and without "Cause" by BH in accordance with the termination provisions of this Agreement.

      No other modification or amendment of this Agreement shall be effective unless in a written instrument, executed by the parties.

XIV. GOVERNING LAW AND FORUM

      Irrespective of the present or future residence of either of the parties hereto, this Agreement shall in all respects be governed by the laws of the State of New York, without giving effect to principles of conflicts of laws. BH and BLACK also consent to the jurisdiction of any Federal or State court located in New York, New York, with respect to any claim or controversy arising in connection with this Agreement, and each waives any claim of inconvenient forum which such party may have in connection with such jurisdiction.

XV. ARBITRATION

      Any controversy or claim arising out of or relating to this Agreement or the breach will be settled by arbitration, before three arbitrators in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitrators will be selected, by the parties, from a panel of arbitrators/attorneys having experience with the computer/data processing


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business. The parties agree that any arbitration shall be held in New York
County, State of New York.

      The arbitrators will have no authority to award damages not measured by the prevailing party's actual damages, and may not, in any event, make any relief, finding or award that does not conform to the terms and conditions of this Agreement.

      Either party, before or during any arbitration, may apply to a court having jurisdiction for a restraining order or injunction where such relief is necessary to protect its interests.

      Neither party nor the arbitrators may disclose the existence or results of any arbitration hereunder, without the express prior written consent of both parties.

      Prior to initiation of arbitration, the aggrieved party will give the other party written notice, describing the claim and amount as to which it intends to initiate arbitration.

XVI. EQUITABLE RELIEF

      The services to be rendered by BLACK hereunder are of a special character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Furthermore, a breach by the BLACK of any of the provisions contained herein, including, but not limited to, the provisions relating to confidentiality, noninterference and non-competition of this Agreement, will cause the BH irreparable injury and harm. BLACK expressly agrees that, notwithstanding anything otherwise contained in this agreement to the contrary, BH shall be entitled to injunctive or other equitable relief to prevent the BLACK'S breach or anticipated breach of this Agreement, including, but not limited to, BLACK'S breach of the provisions contained in the provisions of this Agreement relating to confidentiality, non-interference and non-competition. Resort to such equitable relief, however,


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shall not be construed to be a waiver of any other rights or remedies which the
BH may have for damages or otherwise.

XVII. NOTICES

      Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by (i) certified or registered mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

      To BH:    President, BoxHill Systems Corp.,
                161 Sixth Avenue, New York, N.Y. 10003

      To BLACK: 2201 McKain St., Calabasas, CA 91302

or in each case to such other address as shall have last been furnished by like notice. If mailing by registered or certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid address. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile; then the date of mailing by first class mail shall e deemed to be the date upon which notice given.

XVIII. SEPARATE COUNSEL

      BLACK acknowledges he has had the opportunity to retain and consult with separate counsel of his own selection acting on his behalf in connection with he negotiation, execution and consummation of this Agreement, and covenants that he, alone shall be liable and


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responsible for (and shall not look to the employer in connection with) the fees and expenses of such separate counsel.

XIX. EFFECT

      The parties agree to execute any and all such further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

XX. BINDING AGREEMENT

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

XXI. COUNTERPARTS

      This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

XXII. NON-DISCLOSURE

      BLACK shall keep confidential and shall not disclose the contents of this Agreement, including, Attachment A to any other party.

      BLACK ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS HIS OBLIGATIONS UNDER THIS AGREEMENT.

BOXHILL SYSTEMS CORP.               PHILIP BLACK

Signature: /s/ Ben Monderer         Signature: /s/ Philip Black
          -----------------------             -----------------------

Name:  Ben Monderer                 Date:
     ----------------------------        ----------------------------

Title:        President
      ---------------------------


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Date:____________________________


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                                  ATTACHMENT A
                                COMPENSATION PLAN

                 PHILIP BLACK - CHIEF EXECUTIVE OFFICER ("CEO")



COMPENSATION

      Salary

      Bi-weekly $10,576.92

      Commissions

      Not Applicable

      Bonus

      1. 0.05% of the net revenue of BH, on an annual basis plus 0.5% of the net revenue of BH in excess of $100,000,000.00, on an annual basis.

      AND

      2. 1.12% of the net pre-tax profits of BH, on an annual basis plus 4.0% of the net pre-tax profits of BH, above $20,000,000.00 on an annual basis.

      Net revenue and net pre-tax profits of BH are computed in accordance with generally accepted accounting principles, constantly applied, for tax purposes, excluding Officers' bonuses but including Officers' base salary, including that of BLACK. Such bonus or payment thereof to BLACK as to net revenue or net profits of BH is to be determined solely by the accountants of BH. In the event BLACK disagrees with such determination, BLACK will notify BH within 15 days after receipt of notification from BH of such determination of the accountants for BH.

      For purposes of this bonus provision, net revenue and net pre-tax profits are computed on


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a accrual basis, consistently applying generally accepted accounting principles.

      The annual bonus calculations are to be made as of the close of each calendar year.

      Annual bonus payments, based on the annual bonus calculations, are to be made by BH to BLACK within 60 days after the close of BH'S calendar year based upon such annual bonus calculations less any quarterly bonus advances (described below) paid by BH to BLACK during the calendar year as to which the annual bonus payments are based.

      In the event that such quarterly bonus advances paid by BH to BLACK, during a calendar year, exceed the annual bonus calculations, the deficit shall carry forward to reduce any subsequent calendar years' bonus payable by BH to BLACK and shall be recoverable by BH from BLACK.

      Quarterly estimates, on a cumulative basis, of such annual bonus payments, will be computed by BH, as of the close of each BH calendar quarter and a quarterly bonus advance, based on such cumulative quarterly estimates, will be paid by BH to BLACK, within 30 days after the close of BH'S calendar quarter.

      BLACK must be in the employ of BH and this Agreement must be in effect to entitle BLACK to any bonus.

      Stock Options

      BLACK may be offered by BH, at the sole option of the current Board of Directors of BH and Shareholders of BH, stock or stock options relating to the common stock of BH, in such amounts and at such prices as may be determined by BH, in its sole discretion, but in no event in the aggregate more than that which would represent 5% of the issued and outstanding stock of BH. In the event BLACK accepts an offer from BH regarding such stock or stock options,


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BLACK acknowledges and agrees that such stock or stock option will be subject to terms and conditions regarding acquisition, holding and disposition that will be established solely by BH as it may determine, and the execution by BLACK of any option agreement, subscription agreement or Shareholders' agreement required by BH, as it may determine, in its sole discretion. The Company makes no commitment that any stock or stock options will be issued to BLACK at any time.

Relocation & Relocation Expenses

      BLACK will relocate to the New York, N.Y. Metropolitan area prior to July 1, 1995. Relocation expenses of BLACK up to $100,000.00 will be reimbursed by BH. All such relocation expenses are to be documented. Any portion of the $100,000.00 not expensed by BLACK shall be paid by BH to BLACK, as a stipend to BLACK, upon the submission to BH by BLACK of a final expense report relating to his relocation. BLACK shall be responsible for all taxes associated with such relocation expense reimbursement or payment of stipend.

Other Expenses

      An expense reimbursement account will be maintained by BH for BLACK, pursuant to which, BLACK shall be reimbursed by BH, for all reasonable and customary out of pocket expenses, not to exceed $500.00 per week, actually incurred by BLACK, on behalf of BH, solely in the conduct of BH's business, based upon full and complete itemized vouchers, submitted promptly by BLACK in accordance with BH's policies and procedures. Any expenses in excess of $500.00 per week, require prior written approval of the Management Committee of BH and shall not be reimbursed to BLACK by BH without such prior approval.

Fringe Benefits


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      BLACK shall be entitled to those fringe benefits such as medical and dental benefits, which are provided to all BH full time employees, as may be established and changed from time to time by BH and as are established by the employee benefits handbook published by BH. Holidays, sick days and personal days applicable to BLACK shall be in accordance with the employee benefits handbook published by BH. BLACK shall be entitled to paid vacation of 3 weeks, per full calendar year of work. Vacation time will accrue in one year and be taken in the subsequent year.

Life Insurance

      BH may, in its discretion and at its expense, at any time after the execution of this Agreement, apply for and procure as owner and for its own benefit, insurance on the life of the BLACK, in such amounts and in such form or forms as the BH may choose. BLACK shall have no interest whatsoever in any such policy or policies, but he shall, at the request o the BH, submit to such medical or other examinations, supply such information and execute such documents, as may be required by BH or the insurance company or companies to whom the BH has applied for such insurance. The results of any such medical examination may not be used by the BH as grounds for termination of the BLACK.

Total Disability

      For purposes of this Agreement, the term "Total Disability" shall mean the failure or inability of BLACK for reasons of health, to perform his usual and customary duties on behalf of the BH in the usual and customary manner for a total of more than ninety (90) consecutive business days (excluding Saturdays, Sundays and Holidays, as specified below) out of any consecutive period of three hundred sixty-five (365) days, including Saturdays, Sundays and


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Holidays. The term "Holidays" shall include New Year's Day, President's
Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other weekday on which Federal and/or State banks are closed in the State of New York. In such event, Total Disability shall be deemed to have occurred on the ninetieth (90th) such business day, that BLACK shall fail or be unable to perform his usual and customary duties on behalf of the BH in the usual and customary manner. Until the date upon which Total Disability shall have occurred, BLACK'S compensation and status as an employee under this Agreement shall continue. If the parties are unable to agree with respect to any question with respect to Total Disability, including, but not limited to, the following: (i) whether BLACK is Totally Disabled, (ii) the date upon which the disability of BLACK commenced or (iii) the date upon which either the disability of BLACK terminated or the Total Disability occurred, then such dispute shall be determined by arbitration in accordance with this Agreement. Upon an occurrence of Total Disability, this Agreement shall be terminated and shall be deemed terminated, as if BLACK had terminated for convenience. BLACK may supplement, at his option and expense, any standard short-term or long-term disability insurance coverage, which may be provided by BH with his own short-term or long-term disability insurance coverage.

BOXHILL SYSTEMS CORP.               PHILIP BLACK

Signature: /s/ Ben Monderer         Signature: /s/ Philip Black
          -----------------------             --------------------------
Name:      Ben Monderer             Date:  5/31/95
     ----------------------------        -------------------------------

Title:        President
      ---------------------------

Date:
     ----------------------------

                                CONSENT AGREEMENT
                                     BETWEEN
                BOARD OF DIRECTORS OF BOXHILL SYSTEMS CORPORATION
                                       AND
                                  PHILIP BLACK

Pursuant to the requirements of Section III of the Compensation Plan and Agreement dated 31 May 1995 between the Board of Directors of BoxHill Systems corp. (the "Board") and Philip Black ("Black"), the Board consents that Black may hold the non-employee position of Director of the Board of Tekelec, a California Corporation located at 26580 Agoura Road, Calabasas, California 91302.

Dated: 31 day of May, 1995


/s/ Ben Monderer
------------------------------------
Ben Monderer, Director


/s/ Carol Turchin
------------------------------------
Carol Turchin, Director


/s/ Mark A. Mays
------------------------------------
Mark A. Mays, Director


/s/ Philip Black
------------------------------------
Philip Black


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